Exhibit 10.3

ASSIGNMENT, ASSUMPTION AND
AMENDMENT OF MANAGEMENT AGREEMENT

This ASSIGNMENT, ASSUMPTION AND AMENDMENT OF MANAGEMENT AGREEMENT (this “Agreement”), dated as of November 11, 2021 (the “Effective Date”), is executed by and among 1350 S Dixie LLC, a Delaware limited liability company (“Assignor”), NRI Real Token Tenant, LLC, a Delaware limited lability company (“Assignee”), and Hersha Hospitality Management L.P., a Pennsylvania limited liability partnership (“Manager”).

RECITALS

WHEREAS, Assignor and Manager are the current parties to that certain Management Agreement dated as of November 15, 2019 for the operation of the hotel commonly known as the Thesis Hotel Miami, and located at 1350 South Dixie Highway, Coral Gables, Florida 33146 (as amended, assigned and supplemented as of the date hereof and from time to time hereafter, the “Management Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Management Agreement.

WHEREAS, Assignor, as “Lessor,” and Assignee, as “Lessee,” entered into a Lease Agreement dated November 9, 2021, wherein Assignee is granted a leasehold estate in and right to occupy and utilize the Land and the Hotel.

WHEREAS, (i) Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, interest, duties and obligations under the Management Agreement, and (ii) Assignee and Manager desire to modify the Management Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title, interest, duties and obligations in the Management Agreement, subject to all of the terms and conditions found therein.

2. Assumption. Assignee hereby accepts the assignment of all of Assignor’s rights, title, interest, duties and obligations in the Management Agreement and Assignee hereby assumes and agrees, for the benefit of Assignor and Manager, to be bound by all of the obligations, covenants and agreements under the Management Agreement that are to be performed by the “Owner” thereunder, including without limitation, payment of any Management Fees and obligations that may arise due to physical conditions existing on the Effective Date. Assignor shall remain liable for all of the obligations, covenants and agreements under the Management Agreement that are to be performed by the “Owner” thereunder arising, or based on events occurring, prior to the Effective Date, including, but not limited to, payment of any Management Fees accruing prior to the Effective Date.

3. Manager Acknowledgment. Manager hereby acknowledges the assignment and assumption of the Management Agreement on the terms set forth herein and further acknowledges that as of the Effective Date the “Owner” (as defined in the Management Agreement) of the Hotel is Assignee. By acknowledging the assignment and assumption of the Management Agreement herein, Manager does not waive any rights it may have against Assignor or Assignee in law or in equity arising out of or relating to Assignor’s or Assignee’s obligations, covenants and agreements arising under the Management Agreement. Except as otherwise set forth herein and in that certain Owner Agreement and that certain Contribution and Guaranty Agreement, each of even date herewith, this acknowledgment is delivered on the express condition and with the understanding that Assignee assumes and agrees to perform all of Assignor’s duties, obligations, and liabilities contained in the Management Agreement in accordance with the terms of this Agreement.

4. Representations and Warranties.

a. Each of the parties hereto represents and warrants that it has the full power, authority and right to execute and deliver this Agreement. Each of Assignor and Assignee represents and warrants that Assignor is the sole owner of the Hotel and its contents and the sole owner of the fee title to the Land on which the Hotel is located, and that Assignor has full power, authority and legal right to own such real and personal property. Assignee represents that it is the sole lessee of the Land, the Hotel and its contents and that it has the full power, authority and legal right to lease such real and personal property.

b. Assignee represents and warrants that the representations and warranties of “Owner” under the Management Agreement are true, correct and complete as of the Effective Date.

c. Assignee represents and warrants that as of the Effective Date there is no Mortgage encumbering the Land or the Hotel other than that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of Starwood Property Mortgage Sub-12-A, L.L.C., a Delaware limited liability company, as Administrative Agent, as such Mortgage is more particularly described in that certain Assignment of Hotel Management Agreement and Subordination of Hotel Management Fees dated as of May, 10, 2021 among Assignor, Manager and Administrative Agent.

5. Conditions to Effectiveness. The effectiveness of this Agreement is conditioned upon the execution of an Owner Agreement by Assignee, Manager and Assignor.

6. Assignee Indemnity. Assignor, to the extent of Assignor’s interest in the Hotel, agrees to indemnify and defend Assignee and hold Assignee harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) relating to acts or omissions accruing under the Management Agreement before the Effective Date.

7. Assignor Indemnity. Assignee agrees to indemnify and defend Assignor and hold Assignor harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) relating to acts or omissions accruing under the Management Agreement from and after the Effective Date.

8. Reliance. This Agreement may be relied upon as conclusive proof that effective as of the Effective Date, Assignor’s interest in the Management Agreement has been transferred to the Assignee and that effective as of the Effective Date, Assignee is the “Owner” under the Management Agreement.

9. Further Assurances. The parties hereto each covenant and agree to hereafter execute and acknowledge any and all agreements, contracts, leases, licenses, applications, verifications and such other additional instruments and documents as may be reasonably requested by the other party hereto in furtherance of this Agreement or to carry out the intent hereof.

10. Cumulative Remedies. All rights, powers, remedies, benefits and privileges available under any provision of this Assignment Agreement to any party hereunder are in addition to and cumulative of any and all rights, powers, remedies, benefits and privileges available to such party under all other provisions of this Agreement, at law or in equity.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the governing law provision set forth in the Management Agreement.

12. Amendments to Management Agreement.

a. Definitions. The following definitions are hereby added to Article 11 of the Management Agreement:

“11.10 Hotel Lease – that certain lease agreement, effective as of November 9, 2021 by and between Lessor and Owner, pursuant to which Owner is granted a leasehold estate in, and right to occupy and utilize, the Land and the Hotel.

11.11 Lessor – 1350 S Dixie LLC, a Delaware limited liability company.”

b. Title to Hotel. The following is added to Section 18.2 of the Management Agreement as follows:

“Owner covenants that, as of November 10, 2021, it has, pursuant to the Hotel Lease, a valid and subsisting leasehold interest in the Land and the Hotel. Owner shall cause the Lessor to enter into an Owner Agreement in a form acceptable to Manager (the “Owner Agreement”). Owner further covenants that, subject to the terms and conditions of this Agreement, throughout the Term of this Agreement it shall maintain full ownership in such leasehold interest in the Hotel and good title to or valid leasehold interests in the FF&E and the Operating Equipment owned or leased by it.”

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the Assignor and Assignee. This Agreement inures to the benefit of Manager and its affiliates, and each of them is an intended third- party beneficiary of this Agreement.

14. Entire Agreement. This Assignment Agreement constitutes the complete agreement among the parties hereto with respect to the subject matter hereof and may not be modified, altered or amended except by a written agreement signed by the parties hereto. The Management Agreement, as modified herein, shall otherwise remain in full force and effect.

15. Counterparts. This Agreement may be executed in one or more counterparts, and by facsimile signature, each of which shall be deemed an original and all of which, taken together, shall be construed as a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

ASSIGNOR:

1350 S Dixie LLC
By:	/s/ Brent Reynolds
Name:	Brent Reynolds
Title:	Authorized Representative

ASSIGNEE:

NRI Real Token Tenant, LLC

By:	/s/ Brent Reynolds
Name:	Brent Reynolds
Title:	Authorized Representative

[Signatures continue on next page.]

MANAGER:

Hersha Hospitality Management L.P.

By: Star HHM GP, L.LC., as its general partner

By:	/s/ Naveen Kakarla
Naveen Kakarla
President